Exhibit 32

Certification by Chief Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

We, Christopher T. Metz, Chief Executive Officer, and Anneliese Rodrigues, Vice President, Financial Planning and Analysis, of Vista Outdoor Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)
the Quarterly Report on Form 10-Q for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: February 8, 2018

By:	/s/ Christopher T. Metz
Name:	Christopher T. Metz
Title:	Chief Executive Officer

By:	/s/ Anneliese Rodrigues
Name:	Anneliese Rodrigues
Title:	Vice President, Financial Planning and Analysis (Acting Principal Financial Officer)